                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated February 5, 2002 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative instruments.

                                              /s/ Ernst & Young LLP




Des Moines, Iowa
February 5, 2002

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 2001

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ----------------------  ---------------------
               TYPE OF INVESTMENT                        COST (1)                VALUE               AMOUNT AT WHICH
                                                                                                      SHOWN IN THE
                                                                                                      BALANCE SHEET
-------------------------------------------------  ---------------------  ----------------------  ---------------------
                                                                          (DOLLARS IN THOUSANDS)
 Fixed maturity securities, available for sale:
  Bonds:
     United States Government and agencies           $        147,869       $          150,581    $       150,581
     State, municipal and other governments                    96,057                   98,661             98,661
     Public utilities                                         146,048                  148,538            148,538
     Corporate securities                                   1,720,302                1,759,856          1,759,856
     Mortgage and asset-backed securities                   1,366,995                1,394,400          1,394,400
     Convertible bonds                                         45,961                   46,849             46,849
  Redeemable preferred stock                                   58,347                   57,856             57,856
                                                    -------------------    -------------------   ----------------------
          Total                                             3,581,579       $        3,656,741          3,656,741
                                                                           ===================

 Equity securities, available for sale:
  Common stocks:
     Banks, trusts, and insurance companies                    11,963                  12,001              12,001
     Industrial, miscellaneous, and all other                  19,615                  19,925              19,925
  Nonredeemable preferred stocks                                7,441                   7,807               7,807
                                                    -------------------    -------------------   ----------------------
          Total                                                39,019       $          39,733              39,733
                                                                           ===================

 Mortgage loans on real estate                                385,362                                     385,307   (2)
 Investment real estate:
     Acquired for debt                                          3,138                                       2,321   (2)
     Investment                                                17,735                                      17,735
 Policy loans                                                 181,054                                     181,054
 Other long-term investments                                    1,606                                       1,306   (2)
 Short-term investments                                        19,969                                      19,969
                                                    -------------------                          ----------------------
                                                     $      4,229,462                             $     4,304,166
                                                    ===================                          ======================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                       FARM BUREAU LIFE INSURANCE COMPANY

               COLUMN A                               COLUMN B             COLUMN C              COLUMN D               COLUMN E
               --------                          -----------------    ------------------      ----------------   ------------------
                                                                         FUTURE POLICY
                                                   DEFERRED POLICY     BENEFITS, LOSSES,                               OTHER
                                                     ACQUISITION        CLAIMS AND LOSS          UNEARNED           POLICYHOLDER
                                                       COSTS               EXPENSES              REVENUES              FUNDS
                                                 -----------------    ------------------      ----------------   ------------------
                                                                                (DOLLARS IN THOUSANDS)
December 31, 2001:
    Traditional annuity                          $          93,172    $        1,816,632      $              -    $         261,554
    Traditional and universal life insurance               160,173             1,750,424                13,163              128,483
    Variable                                               113,395               131,315                17,964                    -
    Corporate and other                                          -                66,656                     -                    -
    Impact of unrealized gains/losses                       (5,561)                    -                  (257)                   -
                                                 ------------------   -------------------    ------------------  -------------------
    Total                                        $         361,179    $        3,765,027      $         30,870    $         390,037
                                                 ==================   ===================    ==================  ===================

December 31, 2000:
    Traditional annuity                          $          24,848    $          962,566      $              -    $         170,404
    Traditional and universal life insurance               126,345             1,264,907                12,919               95,124
    Variable                                                98,610               105,795                16,291                    -
    Corporate and other                                          -                49,440                     -                    -
    Impact of unrealized gains/losses                        2,203                     -                   172                    -
                                                 ------------------   -------------------    ------------------  -------------------
    Total                                        $         252,006    $        2,382,708      $         29,382    $         265,528
                                                 ==================   ===================    ==================  ===================

December 31, 1999:
    Traditional annuity                          $          21,849    $        1,194,943      $              -    $         160,848
    Traditional and universal life insurance               120,526             1,059,992                13,179               96,723
    Variable                                                79,219                92,105                13,925                    -
    Corporate and other                                     10,135                41,754                     -                   89
    Impact of unrealized gains/losses                        5,577                     -                   546                    -
                                                 ------------------   -------------------    ------------------  -------------------
    Total                                        $         237,306    $        2,388,794      $         27,650    $         257,660
                                                 ==================   ===================    ==================  ===================

               COLUMN A                               COLUMN F             COLUMN G               COLUMN H            COLUMN I
               --------                          -----------------    ------------------      ----------------   ------------------
                                                                                                                       AMORTIZATION
                                                                                               BENEFITS, CLAIMS,        OF DEFERRED
                                                                                                   LOSSES AND             POLICY
                                                     PREMIUM             NET INVESTMENT           SETTLEMENT            ACQUISITION
                                                     REVENUE               INCOME (1)              EXPENSES               COSTS
                                                 ------------------    -------------------    ------------------    ----------------
                                                                                  (DOLLARS IN THOUSANDS)
December 31, 2001:
    Traditional annuity                          $          1,001     $         126,784     $         94,756       $         2,456
    Traditional and universal life insurance              154,325               141,611              164,011                12,109
    Variable                                               30,382                10,198               12,630                 3,103
    Corporate and other                                     3,044                 6,583                2,047                    85
    Impact of realized gains/losses                          (218)                    -                    -                (2,297)
                                                 -----------------    ------------------    -----------------    ------------------
    Total                                        $        188,534     $         285,176     $        273,444       $        15,456
                                                 =================    ==================    =================    ==================

December 31, 2000:
    Traditional annuity                          $          1,171     $          90,490     $         65,754       $         2,696
    Traditional and universal life insurance              115,481               106,867              120,343                 6,140
    Variable                                               27,096                 9,007               11,137                 2,936
    Corporate and other                                     9,654                12,549                9,666                   692
    Impact of realized gains/losses                          (138)                    -                    -                (1,635)
                                                 -----------------    ------------------    -----------------    ------------------
    Total                                        $        153,264     $         218,913     $        206,900       $        10,829
                                                 =================    ==================    =================    ==================

December 31, 1999:                                                          $
    Traditional annuity                          $            900     $          95,869     $         67,786       $         2,188
    Traditional and universal life insurance              114,424               109,158              117,816                 6,811
    Variable                                               22,645                 7,417                9,297                 2,655
    Corporate and other                                    13,361                12,596                5,829                   977
    Impact of realized gains/losses                           (37)                    -                    -                  (192)
                                                 -----------------    ------------------    -----------------    ------------------
    Total                                        $        151,293     $         225,040     $        200,728       $        12,439
                                                 =================    ==================    =================    ==================
               COLUMN A                               COLUMN J
               --------                          -----------------
                                                      OTHER
                                                    OPERATING
                                                   EXPENSES (2)
                                                 -----------------
                                              (DOLLARS IN THOUSANDS)
December 31, 2001:
    Traditional annuity                          $         11,371
    Traditional and universal life insurance               40,363
    Variable                                               19,934
    Corporate and other                                     7,889
    Impact of realized gains/losses                            76
                                                 -----------------
    Total                                        $         79,633
                                                 =================

December 31, 2000:
    Traditional annuity                          $          7,579
    Traditional and universal life insurance               27,069
    Variable                                               21,388
    Corporate and other                                     7,768
    Impact of realized gains/losses                          (255)
                                                 -----------------
    Total                                        $         63,549
                                                 =================

December 31, 1999:
    Traditional annuity                          $          8,064
    Traditional and universal life insurance               25,624
    Variable                                               17,132
    Corporate and other                                     8,133
    Impact of realized gains/losses                           (15)
                                                 -----------------
    Total                                        $         58,938
                                                 =================

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.

(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

                     COLUMN A                           COLUMN B               COLUMN C              COLUMN D             COLUMN E
                     --------                       -----------------    ------------------    -----------------  ------------------
                                                                                                  ASSUMED FROM
                                                       GROSS AMOUNT         CEDED TO OTHER            OTHER
                                                                              COMPANIES              COMPANIES           NET AMOUNT
                                                    -----------------    ------------------    -----------------  ------------------
                                                                                      (DOLLARS IN THOUSANDS)
Year ended December 31, 2001:
     Life insurance in force, at end of year         $    28,444,285       $     4,772,504      $     3,784,244     $    27,456,025
                                                    =================    ==================    =================  ==================
     Insurance premiums and other considerations:
        Interest sensitive product charges           $        65,221       $         1,911      $         7,182     $        70,492
        Traditional life insurance premiums                  118,089                 7,202                4,111             114,998
        Accident and health premiums                          16,034                12,990                    -               3,044
                                                    -----------------    ------------------    -----------------  ------------------
                                                     $       199,344       $        22,103      $        11,293     $       188,534
                                                    =================    ==================    =================  ==================
Year ended December 31, 2000:
     Life insurance in force, at end of year         $    22,601,417       $     2,058,979      $         2,432     $    20,544,870
                                                    =================    ==================    =================  ==================
     Insurance premiums and other considerations:
        Interest sensitive product charges           $        61,727       $         2,049      $           102     $        59,780
        Traditional life insurance premiums                   86,684                 2,854                    -              83,830
        Accident and health premiums                          14,220                 4,566                    -               9,654
                                                    -----------------    ------------------    -----------------  ------------------
                                                     $       162,631       $         9,469      $           102     $       153,264
                                                    =================    ==================    =================  ==================
Year ended December 31, 1999:
     Life insurance in force, at end of year         $    21,024,991       $     1,826,299      $            56     $    19,198,748
                                                    =================    ==================    =================  ==================
     Insurance premiums and other considerations:
        Interest sensitive product charges           $        57,206       $         1,846      $             3     $        55,363
        Traditional life insurance premiums                   85,689                 3,120                    -              82,569
        Accident and health premiums                          13,731                   370                    -              13,361
                                                    -----------------    ------------------    -----------------  ------------------
                                                     $       156,626       $         5,336      $             3     $       151,293
                                                    =================    ==================    =================  ==================
                     COLUMN A                            COLUMN F
                                                    ------------------
                                                        PERCENT OF
                                                          AMOUNT
                                                      ASSUMED TO NET
                                                    -----------------
                                                  (DOLLARS IN THOUSANDS)
Year ended December 31, 2001:
     Life insurance in force, at end of year                 13.8  %
                                                    =================
     Insurance premiums and other considerations:
        Interest sensitive product charges                   10.2  %
        Traditional life insurance premiums                   3.6
        Accident and health premiums                          -
                                                    -----------------
                                                              6.0  %
                                                    =================
Year ended December 31, 2000:
     Life insurance in force, at end of year                  -    %
                                                    =================
     Insurance premiums and other considerations:
        Interest sensitive product charges                    0.2  %
        Traditional life insurance premiums                   -
        Accident and health premiums                          -
                                                    -----------------
                                                              0.1  %
                                                    =================
Year ended December 31, 1999:
     Life insurance in force, at end of year                  -    %
                                                    =================
     Insurance premiums and other considerations:
        Interest sensitive product charges                    -    %
        Traditional life insurance premiums                   -
        Accident and health premiums                          -    -
                                                    -----------------
                                                              -    %
                                                    =================